As filed with the Securities and Exchange Commission on November 9, 2000
                                                       Registration No. 33-93914
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                ----------------
                           Dura Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                     95-3645543
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                               7475 Lusk Boulevard
                           San Diego, California 92121
                                 (858) 457-2553
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------

                                  Cam L. Garner
                      Chairman and Chief Executive Officer
                           Dura Pharmaceuticals, Inc.
                               7475 Lusk Boulevard
                              San Diego, California
                                 (858) 457-2553

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------

                                   Copies to:
                            William M. Hartnett, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                                ----------------

     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                          DEREGISTRATION OF SECURITIES

         The Registrant registered 637,444 shares of its common stock, no par value ("Common Stock"), on Form S-3 (File No. 333-93914) (the "Registration Statement"), which was declared effective by the Securities and Exchange Commission on June 20, 1997. The Common Stock was registered for resale by holders of Common Stock who received their shares pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof.

         On November 9, 2000, the Registrant merged (the "Merger") with Carbon Acquisition Corp., a Delaware corporation ("Acquisition Sub") and a wholly owned subsidiary of Elan Corporation, plc, a public limited liability company organized under the laws of Ireland ("Acquiror"), pursuant to an Agreement and Plan of Merger, dated as of September 10, 2000, by and among the Registrant, the Acquiror and Acquisition Sub (the "Merger Agreement").

         The purpose of this Post-Effective Amendment No. 3 to the Registration Statement (the "Amendment") is to deregister all of the shares of Common Stock registered on the Registration Statement and which remain unsold as of the date of this Amendment is filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of San Diego, State of California on the 9th day of November, 2000.

                               DURA PHARMACEUTICALS, INC.

                               By:  /s/ Cam L. Garner
                                   ---------------------------------------------
                                   Name: Cam L. Garner
                                   Title: Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature                                      Title                                      Date
---------                                      -----                                      ----


                   /s/ Cam L Garner            Chairman and Chief Executive Officer       November 9, 2000
-----------------------------------------      (Principal Executive Officer)
                  (Cam L. Garner)

                 /s/ Michael T. Borer          Senior Vice President and Chief            November 9, 2000
-----------------------------------------      Financial Officer (Principal Financial
                (Michael T. Borer)             and Accounting Officer)


                            *                  Director                                   November 9, 2000
-----------------------------------------
                 (James C. Blair)


                            *                  Director                                   November 9, 2000
-----------------------------------------
                 (Joseph C. Cook, Jr.)

                            *                  Director                                   November 9, 2000
-----------------------------------------
                (David F. Hale)

                            *                  Director                                   November 9, 2000
-----------------------------------------
                (Gordon V. Ramseier)

                            *                  Director                                   November 9, 2000
-----------------------------------------
               (Charles G. Smith)


*By : /s/ Cam L. Garner
      -----------------------------------
         (Cam L. Garner)                                                                  November 9, 2000
         Attorney-in-fact